Exhibit 8.1

February 26, 2013

BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339

Ladies and Gentlemen:

We have acted as counsel to BlueLinx Holdings Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights ”) entitling the holders thereof to purchase up to 22,857,142 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“ Common Stock”) (collectively, the “Rights Offering”). The Company has filed a Registration Statement on Form S-1, as amended (File No. 333-185949) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission ”) to effect the registration of the Rights and the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to the holders of record of the Company’s Common Stock as of the record date for the distribution of the Rights, in connection with the Rights Offering. The Rights and the Shares are collectively referred to herein as the “Securities.” This opinion relates to the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” of the Registration Statement and is furnished to you at your request in accordance with the requirements of Item 601(b)(8) of Regulation S-K promulgated under the Securities Act.

For purposes of this opinion letter, we have examined and relied upon the following documents:

     1. A copy of the Prospectus;

     2. A copy of the Registration Statement; and

     3. Such other additional instruments and documents, representations of the Company and of certain other persons, and such matters of law, all as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the capacity of each person executing a document to so act. For purposes of the opinions contained herein, we have assumed, with your consent, the following:

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that the documents shown to us are true, correct and complete and we have been shown all modifications to such documents;

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that the documents shown to us as certified or photocopies of original documents conform to the original documents;

Bluelinx Holdings Inc.
February 26, 2013

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that the documents listed above that have been reviewed in proposed or draft form will be executed in substantially the same form as the documents that we have reviewed; and

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that all of the representations, factual assumptions and statements set forth in the documents listed above, have been and will be performed or satisfied in accordance with their terms.

Our opinions are based upon the facts described in the Registration Statement and upon facts as they have been represented to us or determined by us as of this date. Any inaccuracies in or alterations of such facts may adversely affect our opinions. Further, our opinions are based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated or proposed under the Code, administrative pronouncements of the Internal Revenue Service (the “Service”), and judicial decisions, all as in effect as of the date hereof. Additionally, our opinion is not binding on the Service or any court, and there can be no assurance that contrary positions may not be taken by the Service.

Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” subject to the limitations and qualifications referred to therein, accurately sets forth the material U.S. federal income tax consequences of the receipt and exercise (on expiration) of the Rights or, if applicable, the over-subscription privilege, acquired through the Rights Offering and owning and disposing of the shares of Common Stock received upon exercise of the Rights and constitutes the opinion of Troutman Sanders LLP.

The foregoing opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion letter speaks only as of the date hereof and we undertake no obligation to update the opinions expressed herein after the date of this letter. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

  We consent to the use of our name and the discussion of our opinion under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Prospectus filed with the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement in which the Prospectus is included. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Sanders LLP